Exhibit 99.1

FISHER-KLOSTERMAN, INC.

AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2007 AND 2006

with

REPORT OF INDEPENDENT AUDITORS

CONTENTS

Consolidated Report of Independent Auditors	1

Consolidated Balance Sheets	2

Consolidated Income Statements	3

Consolidated Statements of Stockholders’ Equity	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6

MATHER & COMPANY

Mather & Co. CPAs, LLC

Suite 200

9100 Shelbyville Rd

Louisville, KY 40222

REPORT OF INDEPENDENT AUDITORS

Board of Directors

Fisher-Klosterman, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Fisher-KIosterman, Inc. and Subsidiary as of December 31, 2007 and 2006, and the related consolidated income statements, consolidated statements of stockholders’ equity, and consolidated statements of cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fisher-Klosterman, Inc. and Subsidiary as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Mather & Co. CPAs, LLC

March 7, 2008

502.429.0800	fax 502.429.6971	www.matherandcompany.com

FISHER-KLOSTERMAN, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

December 31, 2007 and 2006

ASSETS
	2007	2006
Current assets
Cash	$3,250,409	$790,949
Accounts receivable under contracts, net	5,324,864	6,175,843
Costs and estimated earnings in excess of billings on uncompleted contracts	1,285,279	1,490,424
Inventories, net	577,202	582,186
Other	322,507	283,433

Total current assets	10,760,261	9,322,835

Net property, plant, and equipment	1,810,039	1,687,587

Due from Heumann, LLC	—	790,052

Other assets
Goodwill	876,568	876,568
Other intangible assets, net of accumulated amortization of $126,554 in 2007 and $116,249 in 2006	110,634	111,692
Advances to stockholders	—	177,759
Miscellaneous	39,860	—

Total other assets	1,027,062	1,166,019

Assets of discontinued operations	—	782,919

Total assets	$13,597,362	$13,749,412

See accompanying notes.

LIABILITIES AND STOCKHOLDERS’ EQUITY
	2007	2006
Current liabilities
Revolving line-of-credit	$3,570,000	$—
Due to Heumann, LLC	448,224	—
Current maturities of bonds payable	—	59,400
Current maturities of notes payable	303,510	368,844
Current obligations under capital leases	4,142	31,845
Accounts payable	2,950,351	3,922,321
Billings in excess of costs and estimated earnings on uncompleted contracts	2,192,365	2,329,230
Accrued subcontractor costs	1,589,448	1,618,160
Accrued bonuses	850,000	250,000
Other accrued expenses	669,754	660,122

Total current liabilities	12,577,794	9,239,922

Long-term liabilities
Revolving line-of-credit	—	732,000
Long-term maturities of bonds payable	—	277,200
Long-term maturities of notes payable	48,021	351,178
Subordinated note payable to stockholder	465,000	465,000

Total long-term liabilities	513,021	1,825,378

Liabilities of discontinued operations	—	129,605

Total liabilities	13,090,815	11,194,905

Commitments

Stockholders’ equity
Common stock, $10 par value; 5,000 shares authorized; 3,168 and 3,520 shares issued and outstanding as of December 31, 2007 and 2006, respectively	31,680	35,200
Additional paid-in capital	—	799,915
Retained earnings	474,867	1,719,392

Total stockholders’ equity	506,547	2,554,507

Total liabilities and stockholders’ equity	$13,597,362	$13,749,412

FISHER-KLOSTERMAN, INC. AND SUBSIDIARY

CONSOLIDATED INCOME STATEMENTS

Years ended December 31, 2007 and 2006

	2007	2006
CONTINUING OPERATIONS

Revenue under contracts	$35,323,304	$28,062,391

Cost of revenue under contracts	26,774,150	20,736,715

Gross profit	8,549,154	7,325,676

Selling, general, and administrative expenses	7,075,518	5,300,027

Income from continuing operations before other income (expense) and provision for state and local income taxes	1,473,636	2,025,649

Other income (expense)
Interest expense	(178,335)	(204,232)
Interest income	34,840	3,155
Bad debts, net of recoveries	(14,213)	(10,574)
Reversal of impairment loss on investment in FKBS	—	102,865
Divestiture expenses (Note 14)	(257,071)	—
Miscellaneous income (expense), net	(1,230)	80,117

Other income (expense), net	(416,009)	(28,669)

Income from continuing operations before provision for state and local income taxes	1,057,627	1,996,980
Provision for state and local income taxes	36,960	110,116

Income from continuing operations	1,020,667	1,886,864

DISCONTINUED OPERATIONS
Revenue	1,100,312	1,775,752
Cost and expenses	1,224,439	1,753,594

(Loss) income from discontinued operations, net of state and local income tax expense of $1,465 for 2006	(124,127)	22,158

Net income	$896,540	$1,909,022

See accompanying notes.

FISHER-KLOSTERMAN, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Years ended December 31, 2007 and 2006

	Common Stock	Additional Paid-in Capital	Retained Earnings	Total
Balance as of January 1, 2006	$35,200	$799,915	$790,370	$1,625,485

Net income	—	—	1 ,909,022	$1,909,022

Distributions to stockholders	—	—	(980,000)	(980,000)

Balance as of December 31, 2006	35,200	799,915	1,719,392	2,554,507

Net income	—	—	896,540	896,540

Stock redemption	(3,520)	(799,915)	(408,565)	(1,212,000)

Distributions to stockholders	—	—	(1,732,500)	(1,732,500)

Balance as of December 31, 2007	$31,680	—	$474,867	$506,547

See accompanying notes.

FISHER-KLOSTERMAN, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2007 and 2006

	2007	2006
Cash flows from operating activities
Income from continuing operations	$1,020,667	$1,886,864
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	191,939	235,318
Provision for bad debts	6,938	23,348
Reversal of impairment loss on investment in FKBS	—	(102,865)
Increase (decrease) in cash resulting from changes in:
Accounts receivable under contracts	812,203	(750,709)
Costs and estimated earnings in excess of billings on uncompleted contracts	190,841	(816,141)
Inventories	(48,023)	52,649
Other current assets	(39,074)	(13,555)
Other assets	(39,860)	—
Accounts payable	(1,060,743)	2,643,399
Billings in excess of costs and estimated earnings on uncompleted contracts	(136,865)	421,170
Accrued subcontractor costs	(28,712)	(730,331)
Accrued expenses	628,473	218,010

Net cash provided by continuing operations	1,497,784	3,067,157
Net cash provided by (used in) discontinued operations	255,636	(93,555)

Net cash provided by operating activities	1,753,420	2,973,602

Cash flows from investing activities
Purchases of property, plant, and equipment	(199,023)	(154,266)
Payments for acquisition of 50% interest in FKBS, net of cash acquired	—	(73,856)
Other	(9,250)	(7,425)

Net cash used in continuing operations	(208,273)	(235,547)
Net cash used in discontinued operations	(12,428)	—

Net cash used in investing activities	(220,701)	(235,547)

Cash flows from financing activities
Decrease in bank overdraft	—	(129,826)
Net borrowings (payments) under revolving line-of-credit agreement	2,838,000	(283,000)
Payments on bonds payable	(61,200)	(59,400)
Proceeds from issuance of notes payable	1,225,000	—
Payments on notes payable	(388,907)	(366,234)
Payments under capital lease obligations	(27,703)	(36,645)
Stock redemption	(862,000)	—
Net advances to Heumann, LLC	(241,708)	(80,702)
Advances to stockholders	—	(30,000)
Distributions paid to stockholders	(1,554,741)	(980,000)

Net cash provided by (used in) continuing operations	926,741	(1,965,807)
Net cash provided by discontinued operations	—	—

Net cash provided by (used in) financing activities	926,741	(1,965,807)

Net increase in cash	2,459,460	772,248

Cash at beginning of year	790,949	18,701

Cash at end of year	$3,250,409	$790,949

See accompanying notes.

FISHER-KLOSTERMAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2007 and 2006

1.	Nature of business and summary of significant accounting policies

Organization and basis of presentation — The accompanying consolidated financial statements include the accounts and related activity of Fisher-Klosterman, Inc. (FKI) and its wholly-owned subsidiary, Fisher-Kiosterman-Buell Shanghai Co., Ltd (formerly Kentucky Fabrication Co., Ltd) (FKBS) (collectively, the Company). All significant intercompany transactions and accounts have been eliminated from the consolidated financial statements.

During 2007, the Company discontinued the Heimbrock Refractory Services Division (HRS). Accordingly, activity related to discontinued operations has been segregated and reclassified into the “Discontinued Operations” section of the accompanying consolidated income statements and consolidated statements of cash flows. In addition, certain assets and liabilities related to operations discontinued in 2007 were reclassified in the accompanying 2006 consolidated balance sheet. Reclassifications of 2006 activity had no effect on 2006 net income, cash flows, total assets, or total liabilities as previously reported.

Sale of business — As more fully described in Note 14, subsequent to December 31, 2007 the Company sold substantially all of its assets to CECO Environmental Corp.

Nature of business — FKI and FKBS design particle and gas separation equipment, and provide power plant maintenance services and parts. These products and services are provided worldwide. The work is performed under cost plus fee and fixed price contracts. The length of most contracts ranges from three to nine months. The fabrication is primarily subcontracted through various companies in the United States and Canada.

Estimates — Preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. In addition, the reported amounts of revenues and expenses during the reporting period may be affected. The Company’s business involves making significant estimates and assumptions in the normal course of business relating to its contracts due to, among other things, the unique nature of most of its projects, duration of its contract cycle, and type of contract. The most significant estimates with regard to these consolidated financial statements relate to the estimating of total forecasted contract revenues, costs, and profits in accordance with accounting for long-term contracts. In the near term, actual results could differ from these estimates and such differences could have a material adverse affect on the Company’s financial condition, results of operations, and cash flows.

FISHER-KLOSTERMAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Years ended December 31, 2007 and 2006

Revenue and cost recognition — The Company recognizes contract revenue utilizing the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. This method is used because management considers total cost incurred to be the best available measure of progress on these contracts.

Contract costs include all subcontractor costs, direct material and labor costs, and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenue and are recognized in the period in which the revisions are determined.

The asset, “Costs and estimated earnings in excess of billings on uncompleted contracts,” represents revenues recognized in excess of amounts billed on uncompleted contracts. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenues earned on uncompleted contracts.

Accounts receivable under contracts — Credit is extended based on an evaluation of the customer’s financial condition and credit history, and generally collateral is not required. Accounts receivable under contracts are charged-off when management has exhausted collection attempts and concludes the amounts are uncollectible. Recoveries on accounts previously charged-off are recorded when received. Management estimates an allowance for uncollectible receivables through specific identification of known collection problem accounts based on past due status and through the utilization of historical trend information. Receivables are considered past due according to contract terms.

Inventories, net — Inventories, net consist of commonly used materials, supplies, and parts (stated at the lower of cost or market using the first-in, first-out method), and equipment available for lease (carried at cost, net of accumulated depreciation).

Property, plant, and equipment — Net property, plant, and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is provided principally utilizing the straight-line method over the estimated useful lives of the related assets, which range from three to forty years. A significant portion of leasehold improvements are amortized over forty years. These leasehold improvements relate to a building leased from Heumann, LLC (HLLC) (owned by the Company’s majority stockholder)

FISHER-KLOSTERMAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Years ended December 31, 2007 and 2006

under a month-to-month lease (see Note 10). Equipment purchased under capital lease obligations is stated at the present value of the minimum lease payments at the beginning of the lease term, and related amortization is calculated using the straight-line method over the assets’ estimated useful lives or the related lease term, whichever is shorter.

Goodwill — Goodwill is recorded when the consideration paid for an acquisition exceeds the fair value of the net assets acquired. Goodwill is evaluated for impairment on an annual basis. The Company’s management evaluates goodwill by comparing a division’s fair value to its book value, including goodwill. If a division’s book value exceeds its fair value, an impairment loss is recognized for the differential. No goodwill impairment loss was recognized during the years ended December 31, 2007 and 2006.

Shipping costs — Shipping costs are expensed as incurred and included in cost of revenue under contracts on the accompanying consolidated income statements.

Income taxes — For income tax purposes, FKI has elected under the lnternal Revenue Code to be taxed as an S corporation. FKBS files its tax return with the People’s Republic of China. No provision for federal income taxes has been made in the accompanying consolidated financial statements since such taxes are the responsibility of the Company’s stockholders. The Company provides for Kentucky, Pennsylvania, and local income taxes in the accompanying consolidated income statements.

2.	Reversal of impairment loss in FKBS

In 2005, FKI invested $135,000 for a 50% interest in FKBS, a venture to operate a fabrication shop in China. As a result of an impairment analysis, management determined the investment was impaired as of December 31, 2005. Accordingly, FKI recorded a $135,000 impairment loss during 2005 and wrote-off the investment balance.

In 2006, FKI purchased the 50% interest held by its joint venture partner for $80,000 plus approximately $58,000 in other costs. As a result, the previously recorded impairment was reversed, and FKI recognized a recovery of approximately $103,000. The purchase price and the previously recorded investment in FKBS were allocated to assets acquired and liabilities assumed based on their estimated fair values.

FISHER-KLOSTERMAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Years ended December 31, 2007 and 2006

3.	Accounts receivable under contracts, net

Accounts receivable under contracts, net as of December 31, 2007 and 2006 consist of the following:

	2007	2006
Completed contracts	$320,468	$366,281
Contracts in progress	5,049,066	5,854,232

Total accounts receivable under contracts	5,369,534	6,220,513
Less allowance for doubtful accounts	44,670	44,670

Accounts receivable under contracts, net	$5,324,864	6,175,843

4.	Uncompleted contracts

Costs, estimated earnings, and billings on uncompleted contracts as of December 31, 2007 and 2006 are summarized as follows:

	2007	2006
Costs incurred on uncompleted contracts	$26,943,881	$23,819,633
Estimated earnings	6,518,896	7,096,018

Total costs incurred and estimated earnings on uncompleted contracts	33,462,777	30,915,651
Less billings	34,369,863	31,754,457

Net billings in excess of costs and estimated earnings on uncompleted contracts	$(907,086)	$(838,806)

FISHER-KLOSTERMAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Years ended December 31, 2007 and 2006

Uncompleted contracts are included in the accompanying December 31, 2007 and 2006 consolidated balance sheets under the following captions:

	2007	2006
Cost and estimated earnings in excess of billings on uncompleted contracts	$1,285,279	$1,490,424
Billings in excess of costs and estimated earnings on uncompleted contracts	(2,192,365)	(2,329,230)

Net billings in excess of costs and estimated earnings on uncompleted contracts	$(907,086)	$(838,806)

Backlog represents the amount of revenue the Company expects to realize from contracts in progress as of December 31, 2007. As of December 31, 2007, backlog totaled approximately $12,011,000. In addition, subsequent to December 31, 2007 the Company signed additional contracts totaling approximately $8,534,000 (unaudited).

5.	Inventories, net

Inventories, net consist of the following as of December 31, 2007 and 2006:

	2007	2006
Materials, supplies, and parts	$361,753	$353,929
Equipment available for lease, net	215,449	228,257

Total inventories	$577,202	$582,186

6.	Net property, plant, and equipment

Net property, plant, and equipment as of December 31, 2007 and 2006 consist of the following:

	2007	2006
Leasehold improvements	$991,486	$894,770
Machinery and equipment	2,682,947	2,624,389
Vehicles	378,468	364,088
Management information systems	922,155	852,189

FISHER-KLOSTERMAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Years ended December 31, 2007 and 2006

	2007	2006
Total property, plant, and equipment	$4,975,056	$4,735,436
Less accumulated depreciation and amortization	3,165,017	3,047,849

Net property, plant, and equipment	$1,810,039	$1,687,587

Related depreciation and amortization expense from continuing operations totaled $182,831 and $221,012 for the years ended December 31, 2007 and 2006, respectively.

7.	Goodwill

The following details the Company’s goodwill by division:

	FKBS	Buell Division	Application Division	Total
Balance as of January 1, 2006	$—	$619,813	$118,912	$738,725

Additions	137,843	—	—	137,843

Balance as of December 31, 2006	137,843	619,813	118,912	876,568

2007 activity	—	—	—	—

Balance as of December 31, 2007	$137,843	$619,813	$118,912	$876,568

During the year ended December 31, 2007, goodwill related to the refractory product manufacturing services operation totaling $29,355 was eliminated as part of the discontinued operation.

FISHER-KLOSTERMAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Years ended December 31, 2007 and 2006

8.	Financing arrangements

Revolving line-of-credit agreement — As of December 31, 2007, the Company has a $3.75 million line-of-credit agreement with a bank. The revolving line-of-credit bears interest at the 30-day LIBOR rate plus 1.5% (effective rate of 6.35% as of December 31, 2007) and requires interest to be paid monthly. The line-of-credit agreement has a maturity date of April 30, 2008.

The revolving line-of-credit agreement is collateralized by substantially all of the Company’s assets, is subject to a borrowing base agreement, and is guaranteed by the Company’s majority stockholder.

Line-of-credit agreement — The Company has a $1,666,666 line-of-credit agreement with a bank. The line-of-credit bears interest at the 30-day LIBOR rate plus 2.0% (effective rate of 6.85% as of December 31, 2007) and matures in September 2008. The line-of-credit is collateralized by inventory and accounts receivable related to specifically identified international contracts and is guaranteed by the United States Small Business Administration. As of December 31, 2007, there were no borrowings under the line-of-credit.

Notes payable — Notes payable as of December 31, 2007 and 2006 consist of the following:

	2007	2006
Term note payable to bank; variable interest rate (6.35% as of December 31, 2007); monthly principal installments of $27,885 plus interest through September 2008; secured by substantially all Company assets; guaranteed by Company’s majority stockholder	$292,110	$626,730

Other	59,421	93,292

Total notes payable	351,531	720,022
Less current maturities	303,510	368,844

Long-term maturities	$48,021	$351,178

FISHER-KLOSTERMAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Years ended December 31, 2007 and 2006

The term note payable to bank bears interest at a variable rate based upon the 30-day LIBOR rate plus 1.5%.

The revolving line-of-credit agreement and term note payable to bank contain restrictive covenants under which the Company is obligated. The principal covenants include, but are not limited to, minimum tangible net worth requirements, earnings requirements, and limitations on purchases of property, plant, and equipment. The Company was in violation of certain of these covenants as of December 31, 2007.

Subsequent to December 31, 2007, all Company debt obligations were retired due to the Company’s asset sale (see Note 14). All such debt has been presented according to its original maturity schedule on the accompanying consolidated balance sheets.

During 2007, the Company and HLLC entered into two term note obligations totaling $1,225,000. The Company received all proceeds under these term notes. Subsequent to December 31, 2007, HLLC assumed the balance of the Company’s term notes and bonds payable obligations. Accordingly, the Company recorded the difference between the liabilities assumed by HLLC and the amount due from HLLC at the date of the exchange as due to Heumann, LLC on the accompanying December 31, 2007 balance sheet.

Subordinated note payable to stockholder — As of December 31, 2007 and 2006, the Company has an unsecured note payable to its majority stockholder. Although the note is due on demand, it is subject to a subordination agreement with the bank. The note bears interest at 12% annually.

9.	Stock redemption and discontinued operation

In July 2007, as part of an agreement to discontinue HRS, FKI purchased 352 shares of its outstanding common stock from a former stockholder for $1,212,000.

Concurrently, the former stockholder purchased HRS including inventory totaling approximately $202,000 and equipment with a book value totaling $148,000. The Company retained HRS accounts receivable totaling approximately $250,000 and HRS accounts payable totaling approximately $87,000.

FISHER-KLOSTERMAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Years ended December 31, 2007 and 2006

10.	Commitments

The Company leases a portion of its facilities from HLLC under a month-to-month operating lease for $5,900 per month. The Company pays for a portion of the facility’s maintenance. The Company and HLLC are under common control, and the existence of that control could result in operating results or financial position of the Company significantly different from those that would have been obtained if the entities were autonomous.

The Company also leases laboratory and warehouse facilities under a noncancellable operating lease agreement expiring in 2011. The lease agreement calls for quarterly payments of $1,257.

Additionally, the Company leases office space under a noncancellable operating lease agreement expiring in 2011. The lease agreement calls for annual payments of $41,600 through September 2008 and $42,747 beginning October 2008 through September 2011.

The Company leases a facility under an operating lease agreement through 2010. The lease has two three-year renewal options at a fair market price not to exceed a 5% increase over the existing rent, and calls for monthly payments of $16,666. Either party may terminate the lease by making a payment of two months rent.

Total rental expense was approximately $322,000 and $364,000 for the years ended December 31, 2007 and 2006, respectively, of which approximately $71,000 was paid to Heumann, LLC each year.

Periodically, the Company supplies customers who require letter of credit agreements. As of December 31, 2007, the Company had no outstanding letters of credit.

11.	Retirement plan

The Company has a retirement savings trust plan in effect for all full-time eligible FKI employees. The plan contains a deferred salary arrangement under Internal Revenue Code Section 401(k). Under the deferred salary agreement, employees can contribute between 1% and 15% of their annual compensation, and the Company may match the employee contribution at the discretion of its Board of Directors. Matching contributions paid to the plan and charged to operations totaled approximately $38,000 for the years ended December 31, 2007 and 2006.

FISHER-KLOSTERMAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Years ended December 31, 2007 and 2006

12.	Risks and uncertainties

The Company maintains approximately $3,900,000 in cash deposits at a single financial institution in excess of federally insured limits and at a financial institution that is not federally insured as of December 31, 2007.

13.	Supplemental disclosures of cash flow information and noncash investing and financing activities

	2007	2006
Approximate cash paid during the year for interest	$172,000	$228,000
Approximate cash paid during the year for income taxes	87,000	78,000
Approximate allocation of investment in FKBS to various assets and liabilities	—	39,000
Approximate amount of assets applied to stock redemption	350,000	—
Approximate amount of advances to stockholders reclassified as distributions	178,000	—
Reclassification of bonds payable and notes payable as due to Heumann, LLC	1,479,984	—

14.	Subsequent event

Subsequent to December 31, 2007, the Company sold substantially all of its assets to CECO Environmental Corp. (CECO). During 2007, the Company incurred approximately $257,000 of divestiture expenses related to this sale. A successful closing occurred on February 29, 2008. Effective March 1, 2008, the employees of the Company continue normal operations as employees of the buyer, CECO.